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                                                                    Exhibit 10.1



                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


                  This Amendment No. 1 made as of the 14th day of February, 2002, to the Amended and Restated Employment Agreement made as of the 1st day of September, 2001 (the "Agreement"), between Chase Brass & Copper Company, Inc., a Delaware corporation (the "Company"), and John H. Steadman (the "Executive").

                  WHEREAS, the Executive has been employed by the Company as its President and Chief Operating Officer;

                  WHEREAS, the Company desires to continue the services of the Executive, and the Executive desires to continue to provide such services to the Company, on the terms set forth in the Agreement; and

                  WHEREAS, the provisions of this Amendment were approved by the Compensation Committee of the Company's Board of Directors on February 6, 2002.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 5(a) of the Agreement is amended by deleting the phrase "$240,000" and replacing it with the phrase "$280,000."

2. Section 7(d)(ii) of the Agreement is amended by deleting the phrase "one-half (1/2) of."

3. Section 7(d)(iii) of the Agreement is amended by deleting the phrase "six-month" and replacing it with the phrase "one-year."

4. Section 8(a)(ii) of the Agreement is amended to read in its entirety as follows:

                  "(ii) maintain in full force and effect, for the continued benefit of Executive (and, if applicable, Executive's spouse and dependent children) for a two-year period beginning upon the date of termination or resignation, all medical and dental insurance coverages as in effect, from time to time for salaried employees of the Company, and in which such Persons were participating immediately prior to the date of termination or resignation, provided that the continued participation of such Persons is possible under the general terms and provisions of such plans and arrangements; if the participation of any of such Persons in any such plan or arrangement is barred, CSI shall arrange to provide such Persons with insurance coverage substantially similar to those



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                  which such Persons would otherwise have been entitled to
                  receive under such plans and arrangements from which such Persons' continued participation is barred; provided, however, that in either case, to the extent applicable, Executive pays to CSI an amount equal to the premiums, or portion thereof, that Executive was required to pay to maintain such insurance coverage for such Persons prior to the date of termination or resignation; and provided, further, that any insurance coverage provided pursuant hereto shall be limited and reduced to the extent such coverage otherwise is provided by (or available from or under), at no direct out-of-pocket cost to the recipient, any other employer of Executive or Executive's spouse or minor children, or Social Security, medicare, medicaid or any similar or substitute plans available to such Persons; provided, however, that the amount of cash paid pursuant to this SECTION 8 plus the value of any other compensation paid to or deemed received by or attributed to Executive, pursuant to this Agreement or otherwise, as a result of the Change in Control that is subject to the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE") shall in no event exceed $100 less than 3.00 times Executive's Annualized Includable Compensation and the amount of the Company's cash payment to Executive under this SECTION 8 shall be adjusted accordingly to achieve this result. Notwithstanding the provisions of this
                  SECTION 8, nothing contained in this SECTION 8 shall be construed to imply that any payments to the Executive other than pursuant to this SECTION 8 are subject to the provisions of Section 280G of the Code."

5. Section 8(c) to the Agreement is deleted in its entirety and replaced with the following language.

                  "(c) RESIGNATION OTHER THAN FOR GOOD CAUSE. If a Change of Control occurs prior to the expiration of the Term or other termination of this Agreement and during the Protection Period the Executive resigns from the Company other than for Good Reason, then the Company shall, in lieu of the Executive being entitled to the compensation provided in Section 7(d)(ii) or
                  Section 8(a),

                  (i) pay to Executive, in a single lump sum which shall be paid within 30 days after the resignation, a severance payment in an amount equal the sum of (A) the greater of (1) Executive's Base Salary in effect immediately prior to the Change of Control or (2) Executive's Base Salary in effect at the time of resignation, plus (B) the greater of (1) the

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                  bonus, if any, paid or awarded to Executive for the most
                  recent calendar year ended prior to the date of the Change of Control or, if bonuses for such calendar year have not been determined for such calendar year as of the Date of the Change of Control, the bonus for the prior calendar year; or (2) the average of the bonuses paid or awarded to the Executive for the two most recent calendar years ended prior to the date of the Change of Control, or if bonuses for the most recent calendar year have not been determined for such calendar year as of the date of the Change of Control, the average of the bonuses paid or awarded to Executive for the two calendar years immediately preceding the calendar year in which the Change of Control occurs;

                  (ii) maintain in full force and effect, for the continued benefit of Executive (and, if applicable, Executive's spouse and dependent children) for a one-year period beginning upon the date of termination or resignation, all medical and dental insurance coverages as in effect, from time to time for salaried employees of the Company, and in which such Persons were participating immediately prior to the date of termination or resignation, provided that the continued participation of such Persons is possible under the general terms and provisions of such plans and arrangements; if the participation of any of such Persons in any such plan or arrangement is barred, CSI shall arrange to provide such Persons with insurance coverage substantially similar to those which such Persons would otherwise have been entitled to receive under such plans and arrangements from which such Persons' continued participation is barred; provided, however, that in either case, to the extent applicable, Executive pays to CSI an amount equal to the premiums, or portion thereof, that Executive was required to pay to maintain such insurance coverage for such Persons prior to the date of termination or resignation; and provided, further, that any insurance coverage provided pursuant hereto shall be limited and reduced to the extent such coverage otherwise is provided by (or available from or under), at no direct out-of-pocket cost to the recipient, any other employer of Executive or Executive's spouse or minor children, or Social Security, medicare, medicaid or any similar or substitute plans available to such Persons; provided, however, that the amount of cash paid pursuant to this SECTION 8 plus the value of any other compensation paid to or deemed received by or attributed to Executive, pursuant to this Agreement or otherwise, as a result of the Change in Control that is subject to the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE") shall in no event exceed $100 less than 3.00
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                                      -4-

                  times Executive's Annualized Includable Compensation and the amount of the Company's cash payment to Executive under this
                  SECTION 8 shall be adjusted accordingly to achieve this result. Notwithstanding the provisions of this SECTION 8, nothing contained in this SECTION 8 shall be construed to imply that any payments to the Executive other than pursuant to this SECTION 8 are subject to the provisions of Section 280G of the Code."

6. All the other provisions of the Agreement shall remain in force unchanged.

7. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.
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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement in Montpelier, Ohio, in duplicate originals on February 14, 2002.



                                 CHASE BRASS & COPPER COMPANY, INC.





                                 By:
                                     -------------------------------------
                                     Name:
                                     Title:





                                 EXECUTIVE





                                 By:
                                     -------------------------------------
                                     John H. Steadman